Exhibit 10.16
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
     THIS FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), is dated as of May 5, 2006, among COCONUT PALM ACQUISITION CORP., a Delaware corporation (“Coconut Palm”), EQUITY BROADCASTING CORPORATION, an Arkansas corporation (“EBC”) and certain shareholders of EBC who are signatories to this Amendment (collectively, the “Major EBC Shareholders”). All terms not defined herein shall have the meaning ascribed to them in the Agreement and Plan of Merger which is referenced below.
RECITALS
     WHERERAS, Coconut Palm, EBC and the Major EBC Shareholders entered into that certain Agreement and Plan of Merger dated as of April 7, 2006 (the “Merger Agreement”), pursuant to which EBC will merge with and into Coconut Palm with Coconut Palm being the surviving corporation; and
     WHEREAS, the parties desire to extend the Due Diligence Termination Date and clarify certain other provisions of the Merger Agreement as provided below;
     NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
TERMS OF AMENDMENT
     1. Amendment of Section 2.01(a)(iii); Conversion of Securities. Section 2.01(a)(iii) of the Merger Agreement is amended by replacing the phrase “. . . (and each Affiliate thereof which are signatories to this Agreement, (collectively, “Sycamore”)), . . .” with “. . . (and each Affiliate thereof, or other party whose signature is subscribed by John R. Whitman, which are signatories to this Agreement (collectively, “Sycamore”)), . . .”
     2. Amendment of Section 2.01(d); Percentage Ownership of Coconut Palm Common Stock. The parties hereby agree that the reference to “approximately 67.52%” in Section 2.01(d) of the Merger Agreement is amended and restated to read “approximately 67.03%”.
     3. Amendment of Section 3.03(b); Capitalization; Shareholders; Books and Records. Section 3.03(b) of the Merger Agreement is amended by replacing “13,131,999” (in each instance) with “13,101,999”.
     4. Amendment of Section 3.03(d); Capitalization; Shareholders; Books and Records: Section 3.03(d) of the Merger Agreement is amended and restated in its entirety to read as follows:
     ”(d) As of the date of this Agreement and as of the Closing Date, the aggregate Indebtedness of EBC and the Subsidiaries shall not exceed $62,000,000.00, subject to increase in accordance with the provisions of Section 7.02(s) (“EBC Maximum Indebtedness”).”

     5. Amendment of Section 6.12(h); Indemnification — EBC Shareholder Representative. Section 6.12(h) of the Merger Agreement is amended by replacing the name “John Whitmore” with “John R. Whitman”.
     6. Amendment of Section 6.16; Due Diligence Review. The parties hereby agree that the reference to “four (4) weeks” in the first clause of the first sentence of Section 6.16 of the Merger Agreement is amended and restated to read “five (5) weeks”. Provided that for purposes of Section 7.02(n) hereof, the foregoing change from four (4) weeks to five (5) weeks shall not apply.
     7. Amendment of Section 7.02; Conditions to the Obligations of Coconut Palm — EBC Indebtedness:
(s) EBC Indebtedness. The total EBC Closing Date Indebtedness of EBC as reflected on a balance sheet of EBC dated as of the date prior to the Closing, certified by the chief financial officer of EBC (the “Closing Balance Sheet”), shall be no more than the EBC Maximum Indebtedness; provided however, that in the event (i) EBC shall not have sold or transferred one or both (or any portion) of its TV stations WBMM and KPOU and one or both (or any portion) of such TV stations remain as assets of EBC which are freely transferable (subject only to customary approvals including from the FCC and presently existing third party lenders), or (ii) EBC has entered into a binding written agreement with a third party providing for the sale of one or both (or any portion) of its TV stations WBMM and KPOU (subject only to customary approvals including from the FCC and presently existing third party lenders), and the collective net sale price of such TV stations as provided in the related sales agreement(s) is not less than (a) $15,683,400 with respect to KPOU (excluding the assets of EBC Boise, Inc. and EBC Pocatello, Inc.), (b) $387,000 with respect to the assets of EBC Boise, Inc., (c) $387,000 with respect to the assets of EBC Pocatello, Inc., and (d) $1,542,600 with respect to WBMM, then the EBC Maximum Indebtedness shall be increased by the following amounts: (1) $10,455,600, in the event that the conditions of either of clause (i) or (ii) above are satisfied with respect to KPOU (excluding the assets of EBC Boise, Inc. and EBC Pocatello, Inc.); (2) $258,000, in the event that the conditions of either of clause (i) or (ii) above are satisfied with respect to the assets of EBC Boise, Inc.; (3) $258,000, in the event that the conditions of either of clause (i) or (ii) above are satisfied with respect to the assets of EBC Pocatello, Inc.; and (4) $1,028,000, in the event that the conditions of either of clause (i) or (ii) above are satisfied with respect to WBMM. The Closing Balance Sheet shall have been prepared in accordance with GAAP, consistently applied, throughout the periods covered thereby and present fairly in all material respects the financial condition of EBC and its assets and liabilities as of such date; provided, that, the Closing Balance Sheet shall be subject to normal year-end audit adjustments (which in the aggregate are not material) and omit footnotes and other presentation items which are required by GAAP. The Closing Balance Sheet reflect all adjustments necessary for a fair presentation of the financial information contained therein, subject to the exceptions from GAAP noted herein.

     This Amendment shall form and be a part of the Merger Agreement. This Amendment shall modify the Merger Agreement solely as to the terms which are expressly stated herein, and all other terms and conditions of the Merger Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.
[Signatures follow]

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

COCONUT PALM ACQUISITION CORP.
By /s/ Mario B. Ferrari
Mario B. Ferrari, Vice President

EQUITY BROADCASTING CORPORATION
By /s/ Larry E. Morton
Larry E. Morton, President

MAJOR EBC SHAREHOLDERS: ARKANSAS MEDIA, LLC
By /s/ Larry E. Morton
Larry E. Morton, Manager

SYCAMORE VENTURE CAPITAL, L.P.
By:	Sycamore Business Partners, L.P., its General Partner

By: Sycamore Management Corporation, its General Partner

	By:	/s/ John R. Whitman
John R. Whitman, President

PIERREPOINT FAMILY INVESTMENT PARTNERSHIP I, L.P.
By:	/s/ Seth L. Pierrepoint
Seth L. Pierrepoint, General Partner
	By:	John R. Whitman pursuant to Power of
Attorney, dated May 21, 2004

/s/ Kilin To
Kilin To
By:	John R. Whitman pursuant to Power of Attorney, dated May 21, 2004

/s/ Richard Chong
Richard Chong
By:	John R. Whitman pursuant to Power of Attorney, dated May 21, 2004

WHITMAN CHILDREN IRREVOCABLE TRUST U/T/D April 13, 1990

By:	/s/ John R. Whitman
John R. Whitman, Trustee

/s/ John R. Whitman
John R. Whitman

/s/ Henry Luken
Henry Luken

UNIVISION COMMUNICATIONS, INC.
By /s/ Andrew W. Hobson
Andrew W. Hobson, SEVP & CFO

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